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                                                                   EXHIBIT 23.2


                                    CONSENT

         Ryder Scott Company hereby consents to references to Ryder Scott Company as expert and to its reserve reports and to information depicted in the Annual Report on Form 10-K for the transition period from July 1, 2000 to December 31, 2000 for DevX Energy, Inc., a Delaware corporation formerly known as Queen Sand Resources, Inc., that was derived from our reserve reports, incorporated by reference in the Prospectus constituting a part of the Registration Statement on Form S-8 and the Registration Statement on Form S-8 (No. 333-67951) filed with the Securities and Exchange Commission.


                                        RYDER SCOTT COMPANY

March 30, 2001